Exhibit 99.1

VIRGIN MEDIA — FIRST QUARTER 2010 RESULTS

RECORD CABLE CUSTOMER GROWTH AND STRONG OCF PERFORMANCE

London, England, April 28, 2010 — Virgin Media Inc. (NASDAQ: VMED; LSE: VMED) announces results for the quarter ended March 31, 2010(1).

Financial performance driven by continued strong cable revenue growth

•                  Second successive quarter of double-digit OCF(2) growth, up 14.1% to £356m on revenue and gross margin growth

•                  Total revenue up 2.9% to £963m led by 6.0% growth in consumer cable revenue

•                  Operating income increased to £76m from £13m

•                  Three year refinancing programme successfully completed, significantly improving debt repayment profile

Strong operational performance with best quarterly cable customer growth since merger(3)

•                  41,700 new cable and non-cable customers, up from 2,300 - Cable gross additions of 193,100, up 15.5%

•                  Cable ARPU, up 5.3% to £45.01

•                  232,300 product net additions, up 57%

•                  72,300 new cable broadband subscribers, up 53%

•                  Mobile contract subscribers, up 45%, exceed 1 million with 81,200 new subscribers

•                  Churn kept at a record low of 1.1%; 61.9% triple-play penetration and 11.0% quad-play penetration reflect successful bundling strategy

Neil Berkett, Chief Executive Officer of Virgin Media, said:

“This quarter, we added cable customers at our fastest ever rate. A combination of higher gross additions, low churn and increased ARPU enabled us to deliver year-on-year cable revenue growth for the fourth consecutive quarter. This has driven the growth in total revenue and, with solid cost control, a double digit year-on-year increase in OCF for the second successive quarter.

We are developing our services to exploit our natural network advantage, both now and in the future. More customers than ever before are choosing faster broadband and every day millions of our customers are enjoying the benefits of the video-on-demand revolution we are leading. On average our customers pressed “play” more than two million times a day, every day in the last three months. The latest addition to our set-top box range, the V HD Box, will also enable more Virgin Media customers to enjoy HD television without an on-going monthly fee.

Finally, we have completed the last step of the refinancing of our debt, leaving us with a long term ‘fit for purpose’ capital structure that supports our ambitions to lead the market as the digital provider of choice.”

(1) Comparisons of financial and operating statistics are to the first quarter of 2009, unless otherwise stated.

(2) OCF is operating income before depreciation, amortization, goodwill and intangible asset impairments and restructuring and other charges and the most directly comparable GAAP measure is operating income.  OCF is a non-GAAP financial measure. Please see Appendix F for a reconciliation of non-GAAP financial measures to their nearest GAAP equivalents.

(3) As part of our analogue switch off programme, during the quarter we identified 49,300 analogue customers as of December 31, 2009 that we do not expect to convert to digital products and services and do not receive any directly billable services from us.  We have removed these customers from our customer and ATV product numbers for all periods presented. Please see page 3 for further detail.

Contacts

Investor Relations:
Richard Williams:	+44 (0) 20 7299 5479 / richard.williams@virginmedia.co.uk
Sam Horrocks:	+44 (0) 20 7299 5353 / sam.horrocks@virginmedia.co.uk

Media:
Tavistock
Matt Ridsdale:	+44 (0) 20 7920 3150 / mridsdale@tavistock.co.uk
Lulu Bridges:	+44 (0) 20 7920 3150 / lbridges@tavistock.co.uk

Conference call details

There will be a webcast and conference call for analysts and investors today at 8am ET / 1pm UK time.

The presentation can be accessed live via webcast on the Company’s website, www.virginmedia.com/investors.

Analysts and investors can dial in to the presentation by calling +1 718 354 1362 in the United States or +44 (0) 20 7138 0840 for international access, passcode “Virgin Media Inc.” for all participants.

The teleconference replay will be available for one week beginning approximately two hours after the end of the call until Wednesday, May 4, 2010.  The dial-in replay number for the US is: +1 347 366 9565 and the international dial-in replay number is: +44 (0)20 7111 1244 passcode: 1042147#.

Forward-looking statements

This release contains certain forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995.  Please refer below to “Safe Harbor Statement under the U.S. Private Securities Litigation Reform Act of 1995” for a more detailed discussion regarding these forward-looking statements.

SUMMARY FINANCIAL RESULTS (unaudited)

	Q1 2010	Q4 2009	Q1 2009
	£m	£m	£m

Revenue
Cable	640.0	640.1	604.0
Mobile	131.9	139.0	135.3
Non-cable	17.6	17.0	14.0
Consumer segment - Total	789.5	796.1	753.3
Business segment	139.9	145.2	149.8
Content segment	33.8	38.2	32.6
Total Revenue	963.2	979.5	935.7

OCF (1)	356.4	366.2	312.3

Operating income	76.0	63.6	13.0

FCF (1)	52.7	86.1	62.2

Net cash provided by operating activities	187.2	257.5	129.2

CONSUMER OPERATIONS STATISTICS (‘000s)

	Q1 2010	Q4 2009 (2)	Q1 2009 (2)

Consumer products
Broadband
Cable	3,910.1	3,837.8	3,730.1
Non-cable	269.6	265.7	247.0
	4,179.7	4,103.5	3,977.1

Television (2)
Digital TV	3,702.8	3,656.2	3,510.4
Analogue TV (2)	26.8	37.7	91.9
	3,729.6	3,693.9	3,602.3

Telephone
Cable	4,178.0	4,146.6	4,108.3
Non-cable	147.6	139.8	109.0
	4,325.6	4,286.4	4,217.3
Mobile (3)
Contract	1,030.9	949.7	712.3

Total Consumer products	13,265.8	13,033.5	12,509.0

Net Consumer product adds
Broadband
Cable	72.3	63.6	47.3
Non-cable	3.9	12.5	(5.0)
	76.2	76.1	42.3

Television
Digital TV	46.6	56.9	41.4
Analogue TV	(10.9)	(22.7)	(10.8)
	35.7	34.2	30.6

Telephone
Cable	31.4	26.6	9.1
Non-cable	7.8	14.9	3.5
	39.2	41.5	12.6
Mobile (3)
Contract	81.2	77.1	62.9

Total Net Consumer product adds in period	232.3	228.9	148.4

Notes

(1) OCF and FCF are non-GAAP financial measures. Please see Appendix F for a reconciliation of non-GAAP financial measures to their nearest GAAP equivalents.

(2) As part of our analogue switch off programme during the quarter we identified 49,300 analogue customers as of December 31, 2009 that we do not expect to convert to digital products and services. These customers were previously reflected in our Consumer and Cable Operations tables as both customers and ATV products. As they do not receive any directly billable services from us they will not be included in our Operations tables in future periods. To ensure our operations statistics are presented on a comparable basis, we have removed 49,300 customers from our customer and ATV product numbers for all previously reported periods. The following statistics have been recalculated: Opening and Closing Customers and Products, Monthly Cable customer churn %, ATV Products, Products / Customer, Percentage of dual or triple products, Percentage of triple products, Cable ARPU, Average customers, Quad-play penetration.

(3) The operating statistics relating to prepay mobile are included within Mobile Operations Statistics, as described elsewhere in this earnings release. Mobile contract includes both mobile broadband and mobile service contracts.

OPERATIONAL OVERVIEW

Delivering both customer and ARPU growth

We have successfully focused on cable customer growth, resulting in a 15.5% increase in gross additions and our best quarterly cable customer growth since the cable merger in March 2006, with 38,300 net additions as well as a further 3,400 non-cable net additions.

This has partly resulted from investment in new growth channels such as retail, where we opened eight new stores in the quarter, as well as the expansion of our network with 40,000 further homes passed in the first quarter. Our rate of churn is at an historic low of just 1.1%.

We have also grown cable ARPU by 5.3% year-on-year, which together with the customer growth, has driven 6.0% cable revenue growth.

Leading the “Broadband Revolution”

The growth in subscribers for our cable broadband products accelerated in the quarter with 72,300 net additions. Together with growth in our non-cable business, our total broadband base grew to 4.2m.

The quality and value of this base also continued to increase as customers seek faster speeds and we focus on up-selling. The number of subscribers paying for 20Mb or 50Mb is up 46% with these subscribers representing 16% of all our cable broadband customers. By the end of the quarter we had 57,900 50Mb subscribers, up 40% in the quarter.

We are continuing to innovate to ensure we lead in the broadband market. Our 50Mb service is already the fastest widely available broadband in the country; we are crystallizing plans to roll-out a 100Mb service by the end of the year and we continue to trial 200Mb downstream and 20Mb upstream speeds.

Bringing “Digital Entertainment” into homes

We grew our digital TV base by 46,600 in the quarter to over 3.7m. We have now switched off our analogue TV signal in all digitally capable areas, freeing up significant spectrum to enhance both our TV and broadband services further. Taking into account this planned decline in analogue TV services, our TV customer net growth was 35,700.

Subscribers are increasingly using our market-leading video-on-demand (VOD) service and 58% of our TV customers now regularly watch VOD. We are developing monetization of this library of thousands of hours of content, working with broadcasters and advertisers to create dynamic pre-, mid- and post-roll adverts. We recently announced a landmark first agreement with two UK media agencies that are part of Aegis Group, one of the world’s leading marketing communications companies.

Our VOD services include a substantial amount of high definition (HD) content. We are also continuing to expand our HD offering, where we now offer 12 HD channels and expect to add even more in the coming months. We have also launched our new HD ready standard set-top box, the V HD Box, which is available for no additional monthly subscription fee, ensuring our customers do not need to pay extra per month for access to HD channels. Our V+ HD DVR subscriber base continues to grow and we added 77,900 subscribers in the quarter to reach an installed base of 939,900, which represents a penetration level of 25%.

We also continue to work with TiVo to develop a new converged TV and broadband interactive platform which will be unveiled later this year.

Leveraging mobile

Our mobile contract subscriber base grew strongly in the quarter to exceed 1 million subscribers, which is up 45% in the last twelve months. We have launched a range of new and competitive tariffs, including making it free for customers with our home phone services to call Virgin Media mobiles. This ability to leverage our unique four product proposition has helped quad-play penetration increase to 11.0%, as we successfully used our own sales channels to profitably sell to existing and new customers.

Successfully completed refinancing

In April, we completed the last step in our three year refinancing programme with the closing of a £1.9bn new five-year credit facility, building upon a £1.5bn Senior Secured Notes issue in January. This has resulted in an enhanced debt maturity profile with no single principal payment in excess of £200m due in any one year until 2015 and the average maturity now up to 6.8 years. This has been achieved in conjunction with the decline in the weighted average cost of debt over the last three years to around 7.5% despite the market conditions during this period.

Continued strong financial performance

During the quarter, cable revenue growth of 6.0%, driven by both customer and ARPU growth, underpinned total revenue growth of 2.9%. Combined with sustained cost control, this resulted in OCF increasing by 14.1% to £356m; a second successive quarter of double-digit OCF growth. Operating income grew to £76m from £13m.

RESULTS FOR THE THREE MONTHS ENDED MARCH 31, 2010

Note: Unless otherwise stated, all comparisons of financial and operating statistics are to the first quarter of 2009.

TOTAL REVENUE

Total revenue in the first quarter was up 2.9% to £963.2m. Revenue movements are discussed further below.

CONSUMER SEGMENT

Cable

Cable revenue in the first quarter was up 6.0% at £640.0m. This increase principally reflects growth in cable ARPU, which increased 5.3% to £45.01 as a result of selective price rises, tier mix improvement and growth in products per customer, partially offset by declining fixed line telephony usage.

Average monthly churn remained stable year-on-year at 1.1%. It fell from 1.2% in the previous quarter mainly due to reduced mover churn.

Gross cable customer additions in the first quarter were up 15.5% to 193,100. The cable customer base increased to 4.76m, with net additions of 38,300 which were up from just 7,100 a year ago.

Successful bundling and cross-sell was reflected in continued triple-play growth, which reached a record 61.9% compared to 57.6% a year ago. The proportion of customers taking only one product fell to 13.7% compared to 14.9% a year ago.

Cable Broadband

Broadband net additions were up 53% at 72,300 with further improvements in tier mix.

The focus on up-sell has improved the tier mix and the number of subscribers on our top two broadband tiers (20Mb and 50Mb) has increased by 46% to 607,900.

At the end of the quarter, we had 57,900 50Mb subscribers, up by 40% compared to the fourth quarter of 2009.

Television

Total TV net additions were 35,700 in the quarter compared to 30,600 in the same quarter last year.

On a monthly basis, 58% of our digital TV subscribers use VOD. Average views per user per month in the quarter were 32 compared to 29 a year ago. Average monthly VOD views were 68m, up 24%.

During the quarter, we added 77,900 V+ HD DVR subscribers to reach an installed base of 939,900. This represents 25% penetration of digital subscribers which leaves significant further up-sell opportunities.

Telephony

Cable telephony net additions for the quarter were 31,400, up from just 9,100 a year ago. The percentage of telephony subscribers to our unmetered tiers (or Talk plans) increased to 54% compared to 51% a year earlier. Unmetered subscribers typically have higher ARPU and lower churn.

Mobile

Mobile revenue in the quarter was £131.9m, down 2.5%. The decline reflects fewer prepay mobile subscribers and lower mobile termination rates implemented from April 2009, partially offset by ARPU growth driven by the increased number of higher ARPU contract subscribers. Mobile ARPU for the quarter was £13.70, up 4.3% year-on-year.

Contract net additions for the quarter were up 29% at 81,200 as we continued to execute our strategy of using our own sales channels and cross-selling mobile contracts to our cable customers. At the quarter-end, we had 1,030,900 contract subscribers representing 34% of our total mobile subscribers, and growth of 45% in the last twelve months.

The number of prepay net disconnections in the quarter was 196,100. The loss of prepay subscribers reflected the highly competitive market and our decision not to focus heavily on growth of prepay customers due to higher churn, low tariffs and lower overall lifetime value.

Non-cable

Non-cable revenue was up 25.7% at £17.6m. Customer net additions during the quarter were 3,400 compared to 4,800 net disconnects in the same quarter last year. Growth was due to the launch of wholesale line rental in August which allows us to offer a telephone line rental bundled with our broadband product and new flexible consumer propositions.

BUSINESS SEGMENT

Business revenue was £139.9m, down 6.6%. Business revenue declined year-on-year as increased retail data revenue was offset by declines in other areas.

Our strategy is to focus on growing higher margin data revenues to replace declining voice revenues. Retail data revenue in the quarter was up 7.2% to £55.0m. Retail voice revenue was down 10.9% to £41.5m as a result of declining telephony usage and pricing.

Local Area Network (“LAN”) Solutions revenue in the quarter was down £4.9m to £6.2m mainly as a result of a reduction in public sector spending and a decline in equipment sales. LAN Solutions provides equipment sales and installations which typically have a much lower gross margin than other Business products.

Wholesale revenue in the quarter was down 8.8% to £37.2m mainly as a result of the loss of certain wholesale contracts.

CONTENT SEGMENT

Content revenue, excluding revenue earned from our Consumer segment, increased 3.7% to £33.8m. VMtv sells TV channels to and receives carriage revenue from the Consumer segment. As a result, for consolidation purposes, £7.1m of inter segment revenue has been eliminated in the quarter.

VMtv revenue increased mainly due to growth in advertising revenue.

Content segment contribution was £6.6m which was relatively flat compared to £6.9m in the first quarter last year.

UKTV JOINT VENTURE

Virgin Media owns 50% of the companies that comprise UKTV, a group of joint ventures formed with BBC Worldwide. UKTV produces a portfolio of television channels based on the BBC’s programme library and other acquired programming which are carried on Virgin Media’s cable platform and also on satellite. Some channels are also available on Freeview.

Virgin Media accounts for its interest in UKTV under the equity method and recognized a share of UKTV’s net income of £6.5m in the quarter, up 75.7%. UKTV’s financial results are not consolidated in Virgin Media’s revenue, operating income or OCF.

UKTV is funded by loans from Virgin Media, which were £126m at March 31, 2010. Virgin Media received £1.2m from UKTV in the form of loan capital repayments during the quarter. Virgin Media also received cash payments from UKTV in the quarter totaling £8.5m which consisted of dividends, interest payments and payments for consortium tax relief.

Virgin Media’s investment in UKTV is carried on the balance sheet at March 31, 2010 at £359m, which includes the outstanding loans of £126m.

OPERATING COSTS AND SELLING, GENERAL AND ADMINISTRATIVE EXPENSES (SG&A)

Operating costs (exclusive of depreciation and amortization) were £399.1m in the quarter, down 3.5%.

Total gross margin percentage(1) in the quarter was 58.6% compared to 55.8% in the first quarter last year. This increase year-on-year was mainly due to higher Consumer gross margin percentage(2) resulting from price increases and higher Business gross margin percentage(2) resulting from improved revenue mix.

SG&A was down 1.0% at £207.7m, reflecting continued strong cost control.

(1) Total gross margin percentage is defined as total revenue less total operating costs, divided by total revenue.

(2) Consumer or Business gross margin percentage is defined as consumer or business revenue less consumer or business cost of sales, divided by consumer or business revenue, respectively.

OPERATING INCOME BEFORE DEPRECIATION, AMORTIZATION, GOODWILL AND INTANGIBLE ASSET IMPAIRMENTS AND RESTRUCTURING AND OTHER CHARGES (OCF)

OCF was £356.4m in the quarter, up 14.1% mainly due to increased revenue and gross margin. As a result, OCF margin (OCF as a percentage of revenue) increased to 37.0% from 33.4%.

OCF and OCF margin are non-GAAP financial measures. See Appendix F for reconciliations of non-GAAP financial measures to their nearest GAAP equivalents.

OPERATING INCOME

Operating income was £76.0m, up from £13.0m, mainly due to increased revenue, lower operating costs, lower restructuring and other charges and lower amortization. Operating income as a percentage of revenue was 7.9%.

Restructuring and other charges of £0.4m were incurred during the quarter compared to £5.4m in the same quarter last year.

Depreciation expense was up 4.4% at £242.9m primarily as a result of increases in depreciation in respect of new fixed assets, partially offset by fixed assets becoming fully depreciated. Amortization expense was £37.1m, down 39.4% mainly due to the cessation of amortization of certain intangible assets that became fully amortized in 2009.

NET LOSS FROM CONTINUING OPERATIONS

Net loss from continuing operations was £160.4m, compared to £132.9m a year ago with the movement mainly due to higher foreign currency losses and loss on extinguishment of debt, partially offset by the improvement in operating income.

CAPITAL EXPENDITURE

Fixed asset additions (accrual basis) were up 10.0% at £172.7m mainly due to upgrading and extending our broadband and TV network architecture.

The total purchase of fixed assets and intangible assets was up 25.7% at £181.5m mainly due to increased fixed asset additions, together with the timing of payments to fixed asset suppliers.

Fixed asset additions (accrual basis) is a non-GAAP financial measure. See Appendix F for reconciliations of non-GAAP financial measures to their nearest GAAP equivalents.

FREE CASH FLOW

Free Cash Flow was down 15.3% at £52.7m mainly due to increased purchases of fixed assets and higher net interest expense, partially offset by increased OCF. Net cash provided by operating activities was up 44.9% at £187.2m.

Free Cash Flow is a non-GAAP financial measure. See Appendix F for reconciliations of non-GAAP financial measures to their nearest GAAP equivalents.

DEBT

As of March 31, 2010, long term debt, net of £42m current portion, was £6,105m. Total debt consisted of £1,640m outstanding under our Senior Credit Facility, £2,293m of Senior Notes, £1,511m Senior Secured Notes, £540m of Convertible Senior Notes and £163m of capital leases and other indebtedness. Cash and cash equivalents were £421m.

Debt issuances

We have successfully completed the refinancing of our Senior Credit Facility at attractive rates, which has significantly improved our debt repayment profile and therefore reduced future refinancing risk. There is now no single payment over £200m due in any one year until 2015 and the weighted average maturity is now up to 6.8 years.

On April 19, 2010, we entered into a new all sterling Senior Credit Facility for £1,675m plus an undrawn £250m Revolving Credit Facility and used the proceeds to repay outstanding amounts under the previous facility.

The scheduled repayments under our new Senior Credit Facility are as follows: 2011 - £150m, 2012 - £175m, 2013 - £200m, 2014 - £200m, 2015 - £950m.

On January 19, 2010, we issued $1.0bn 6.50% Senior Secured Notes due 2018 and £875m 7.00% Senior Secured Notes due 2018. The net proceeds from this offering were used to prepay a portion of the outstanding loans under our previous Senior Credit Facility.

We have also given notice that on May 12, 2010 we will redeem the outstanding balance of our Senior Notes due 2014, using cash on hand. Including the redemption premium, the aggregate redemption payment will be £186m based on foreign exchange rates at March 31, 2010.

Interest costs

Interest expense in the first quarter was £123.3m, up 13.1% mainly due to higher interest rates on the Senior Notes and Senior Secured Notes issued in the last twelve months which were used to refinance lower cost bank debt. We elected to use Senior Notes and Senior Secured Notes to refinance our bank debt as the Notes enabled us to extend our scheduled principal payments at an attractive cost.

Hedging programs

As at March 31, 2010, the fair value of our derivative financial instruments was £301.8m in assets and £110.1m in liabilities. Certain of the derivatives described below do not qualify for hedge accounting treatment under U.S. GAAP.

All of the currency exposure on the Senior Notes due 2016, Senior Secured Notes due 2018 and Senior Notes due 2019 are hedged through maturity. The principal of the Convertible Senior Notes is not hedged for currency movements as it may be settled in either cash or shares in 2016, depending on our stock price and other factors. Our new Senior Credit facility is entirely in sterling, so does not require hedging for currency exposure.

The foreign currency risk resulting from interest payments for all foreign currency Senior Notes, Senior Secured Notes and the Convertible Senior Notes has been hedged through foreign currency derivatives.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

Various statements contained in this document constitute “forward-looking statements” as that term is defined under the Private Securities Litigation Reform Act of 1995.  Words like “believe,” “anticipate,” “should,” “intend,” “plan,” “will,” “expects,” “estimates,” “projects,” “positioned,” “strategy,” and similar expressions identify these forward-looking statements, which involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements or industry results to be materially different from those contemplated, projected, forecasted, estimated or budgeted, whether expressed or implied, by these forward-looking statements.  These factors, among others, include: (1) the ability to compete with a range of other communications and content providers; (2) the effect of technological changes on our businesses; (3) the ability to maintain and upgrade our networks in a cost-effective and timely manner; (4) possible losses of revenues or customers due to systems failures; (5) the ability to control unauthorized access to our network; (6) our reliance on third-party suppliers and contractors to provide necessary hardware, software or operational support; (7) the continued right to use the “Virgin” name and logo; (8) the ability to manage customer churn; (9) general economic conditions; (10) the ability to provide attractive programming at a reasonable cost; (11) the ability to implement our restructuring plan successfully and realize the anticipated benefits; (12) currency and interest rate fluctuations; (13) the ability to fund debt service obligations and refinance our debt obligations; (14) the ability to obtain additional financing in the future; and (15) the ability to comply with restrictive covenants in our indebtedness agreements.

These and other factors are discussed in more detail under “Risk Factors” and elsewhere in Virgin Media’s Form 10-K filed with the SEC on February 26, 2010. We assume no obligation to update our forward-looking statements to reflect actual results, changes in assumptions or changes in factors affecting these statements.

Non-GAAP Financial Measures

We use non-GAAP financial measures with a view to providing investors with a better understanding of the operating results and underlying trends to measure past and future performance and liquidity.

We evaluate operating performance based on several non-GAAP financial measures, including (i) operating income before depreciation, amortization, goodwill and intangible asset impairments and restructuring and other charges (OCF), (ii) Free Cash Flow (FCF) and (iii) fixed asset additions (accrual basis), as we believe these are important measures of the operational strength of our business and our liquidity. Since these measures are not calculated in accordance with GAAP, they should not be considered as substitutes for operating income (loss), net cash provided by operating activities and purchase of fixed and intangible assets, respectively.

Please see Appendix F for a discussion of our use of non-GAAP financial measures and reconciliations to their nearest GAAP equivalents.

Appendices:

A)          Financial Statements

•                  Condensed Consolidated Statements of Operations

•                  Condensed Consolidated Balance Sheets

•                  Condensed Consolidated Statements of Cash Flows

•                  Quarterly Condensed Consolidated Statements of Operations

•                  Additional Quarterly Condensed Cash Flow Information

B1)      Quarterly Segment Revenue and Contribution, OCF and Operating Income

B2)      Quarterly Costs and Expenses

C1)      Consumer Operations Statistics

C2)      Cable Operations Statistics

C3)      Non-Cable Operations Statistics

C4)      Mobile Operations Statistics

D)           Free Cash Flow Calculation (FCF)

E)             Fixed Asset Additions (Accrual Basis)

F)             Use of Non-GAAP Financial Measures and Reconciliations to GAAP

Appendices

A)                                   FINANCIAL STATEMENTS

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in £ millions, except per share data) (unaudited)

	Three months ended March 31,
	2010	2009

Revenue	£963.2	£935.7

Costs and expenses
Operating costs (exclusive of depreciation shown separately below)	399.1	413.7
Selling, general and administrative expenses	207.7	209.7
Restructuring and other charges	0.4	5.4
Depreciation	242.9	232.7
Amortization	37.1	61.2
	887.2	922.7
Operating income	76.0	13.0

Other income (expense)
Interest income and other, net	1.1	3.3
Interest expense	(123.3)	(109.0)
Loss on extinguishment of debt	(32.9)	—
Share of income from equity investments	7.6	2.5
Loss on derivative instruments	(21.0)	(21.2)
Foreign currency loss	(69.8)	(11.9)
Loss from continuing operations before income taxes	(162.3)	(123.3)
Income tax benefit (expense)	1.9	(9.6)
Loss from continuing operations	(160.4)	(132.9)
Discontinued operations
Loss from discontinued operations, net of tax	—	(21.1)

Net loss	£(160.4)	£(154.0)

Basic and diluted loss from continuing operations per share	£(0.49)	£(0.41)

Basic and diluted loss from discontinued operations per share	£—	£(0.06)

Basic and diluted net loss per share	£(0.49)	£(0.47)

Dividends per share (in U.S. Dollars)	$0.04	$0.04

Average number of shares outstanding	329.7	328.2

CONDENSED CONSOLIDATED BALANCE SHEETS

(in £ millions, except par value) (unaudited)

	March 31,	December 31,
	2010	2009

Assets
Current assets
Cash and cash equivalents	£420.7	£430.5
Restricted cash	6.0	6.0
Accounts receivable - trade, less allowances for doubtful accounts of £10.9 (2010) and £9.6 (2009)	420.3	427.9
Inventory for resale	15.5	12.9
Programming inventory	88.1	62.1
Derivative financial instruments	5.2	2.2
Prepaid expenses and other current assets	95.6	100.8
Total current assets	1,051.4	1,042.4

Fixed assets, net	4,982.6	5,049.2
Goodwill and other indefinite-lived assets	2,071.6	2,071.9
Intangible assets, net	228.8	265.9
Equity investments	359.4	359.9
Derivative financial instruments	296.6	235.1
Deferred financing, net of accumulated amortization of £174.4 (2010) and £136.1 (2009)	94.9	112.2
Other assets	50.9	50.8
Total assets	£9,136.2	£9,187.4

Liabilities and shareholders’ equity
Current liabilities
Accounts payable	£340.6	£375.5
Accrued expenses and other current liabilities	367.5	420.1
Derivative financial instruments	3.4	17.8
Restructuring liabilities	51.3	57.3
VAT and employee taxes payable	93.5	67.6
Interest payable	127.4	126.6
Deferred revenue	292.5	284.7
Current portion of long term debt	41.7	41.2
Total current liabilities	1,317.9	1,390.8

Long term debt, net of current portion	6,105.2	5,933.5
Derivative financial instruments	106.7	106.8
Deferred revenue and other long term liabilities	182.2	182.0
Deferred income taxes	84.2	83.0
Total liabilities	7,796.2	7,696.1

Commitments and contingent liabilities

Shareholders’ equity
Common stock - $0.01 par value; authorized 1,000.0 (2010 and 2009) shares; issued 331.7 (2010) and and 330.8 (2009) and outstanding 330.5 (2010) and 329.4 (2009) shares	1.8	1.8
Additional paid-in capital	4,496.0	4,483.2
Accumulated other comprehensive income	27.6	22.5
Accumulated deficit	(3,185.4)	(3,016.2)
Total shareholders’ equity	1,340.0	1,491.3

Total liabilities and shareholders’ equity	£9,136.2	£9,187.4

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in £ millions) (unaudited)

	Three months ended March 31,
	2010	2009

Operating activities
Net loss	(£160.4)	(£154.0)
Loss from discontinued operations	—	21.1
Loss from continuing operations	(160.4)	(132.9)

Adjustments to reconcile net loss from continuing operations to net cash provided by operating activities:
Depreciation and amortization	280.0	293.9
Non-cash interest	5.6	(26.8)
Non-cash compensation	7.3	4.7
Loss on extinguishment of debt	32.8	—
Income from equity accounted investments, net of dividends received	(4.1)	(2.5)
Unrealized losses on derivative instruments	46.5	23.2
Unrealized foreign currency losses	34.1	16.4
Income taxes	(0.6)	9.9
Amortization of original issue discount and deferred financing costs	5.3	9.1
Gain on disposal of assets	(0.7)	—
Other	1.1	(1.3)

Changes in operating assets and liabilities	(59.7)	(64.5)
Net cash provided by operating activities	187.2	129.2

Investing activities
Purchase of fixed and intangible assets	(181.5)	(144.4)
Principal repayments on loans to equity investments	1.2	1.2
Other	1.0	1.5
Net cash used in investing activities	(179.3)	(141.7)

Financing activities
New borrowings, net of financing fees	1,447.8	—
Proceeds from employee stock option exercises	5.6	—
Principal payments on long term debt, including redemption premiums, and capital leases	(1,464.9)	(12.4)
Dividends paid	(8.8)	(9.0)
Net cash used in financing activities	(20.3)	(21.4)

Cash flow from discontinued operations
Net cash used in operating activities	—	(7.9)
Net cash used in discontinued operations	—	(7.9)

Effect of exchange rate changes on cash and cash equivalents	2.6	(0.2)
Decrease in cash and cash equivalents	(9.8)	(42.0)
Cash and cash equivalents at beginning of period	430.5	181.6
Cash and cash equivalents at end of period	£420.7	£139.6

Supplemental disclosure of cash flow information
Cash paid during the period for interest exclusive of amounts capitalized	£109.0	£131.6

QUARTERLY CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in £ millions, except per share data) (unaudited)

	Three months ended
	Mar 31, 2010	Dec 31, 2009	Sep 30, 2009	Jun 30, 2009	Mar 31, 2009

Revenue	£963.2	£979.5	£953.4	£935.8	£935.7

Costs and expenses
Operating costs (exclusive of depreciation shown separately below)	399.1	413.6	403.8	404.6	413.7
Selling, general and administrative expenses	207.7	199.7	201.2	197.4	209.7
Restructuring and other charges	0.4	9.8	1.6	23.6	5.4
Depreciation	242.9	228.3	235.6	233.9	232.7
Amortization	37.1	59.8	61.0	61.1	61.2
Goodwill and intangible asset impairments	—	4.7	—	—	—
Total costs and expenses	887.2	915.9	903.2	920.6	922.7
Operating income	76.0	63.6	50.2	15.2	13.0

Other income (expense)
Interest income and other, net	1.1	(0.4)	1.3	2.0	3.3
Interest expense	(123.3)	(123.9)	(119.9)	(102.3)	(109.0)
Loss on extinguishment of debt	(32.9)	(37.8)	(9.4)	(7.3)	—
Share of income (loss) from equity investments	7.6	6.9	5.1	(0.4)	2.5
(Loss) gains on derivative instruments	(21.0)	(10.4)	43.6	(126.5)	(21.2)
Foreign currency (loss) gains	(69.8)	7.5	(45.8)	174.5	(11.9)
Loss from continuing operations before income taxes	(162.3)	(94.5)	(74.9)	(44.8)	(123.3)
Income tax benefit (expense)	1.9	0.1	14.8	(2.8)	(9.6)
Loss from continuing operations	(160.4)	(94.4)	(60.1)	(47.6)	(132.9)
Discontinued operations
Loss from discontinued operations, net of tax	—	—	—	(1.7)	(21.1)

Net loss	£(160.4)	£(94.4)	£(60.1)	£(49.3)	£(154.0)

Basic and diluted loss from continuing operations per share	£(0.49)	£(0.29)	£(0.18)	£(0.14)	£(0.41)

Basic and diluted loss from discontinued operations per share	£—	£—	£—	£(0.01)	£(0.06)

Basic and diluted net loss per share	£(0.49)	£(0.29)	£(0.18)	£(0.15)	£(0.47)

Average number of shares outstanding	329.7	329.2	329.0	328.7	328.2

ADDITIONAL QUARTERLY CONDENSED CASH FLOW INFORMATION

(in £ millions) (unaudited)

	Three months ended,
	Mar 31, 2010	Dec 31, 2009	Sep 30, 2009	Jun 30, 2009	Mar 31, 2009

Operating activities
Net loss	£(160.4)	£(94.4)	£(60.1)	£(49.3)	£(154.0)
Loss from discontinued operations	—	—	—	1.7	21.1
Loss from continuing operations	(160.4)	(94.4)	(60.1)	(47.6)	(132.9)

Adjustments to reconcile net loss from continuing operations to net cash provided by operating activities:
Depreciation and amortization	280.0	288.1	296.6	295.0	293.9
Goodwill and intangible asset impairments	—	4.7	—	—	—
Non-cash interest	5.6	(26.0)	79.8	(9.7)	(26.8)
Non-cash compensation	7.3	7.4	6.1	1.2	4.7
Loss on extinguishment of debt	32.8	37.8	9.0	6.8	—
(Income) loss from equity accounted investments, net of dividends received	(4.1)	(6.9)	(4.0)	1.0	(2.5)
Unrealized foreign currency losses (gains)	34.1	(28.1)	46.7	(193.8)	16.4
Unrealized losses (gains) on derivative instruments	46.5	19.4	(41.1)	131.8	23.2
Income taxes	(0.6)	2.4	(13.1)	3.6	9.9
Amortization of original issue discount and deferred financing costs	5.3	8.2	7.8	8.9	9.1
Other	0.4	2.2	0.7	(0.4)	(1.3)
Changes in operating assets and liabilities	(59.7)	42.7	(50.0)	38.7	(64.5)
Net cash provided by operating activities	187.2	257.5	278.4	235.5	129.2

Investing activities
Purchase of fixed and intangible assets	(181.5)	(155.8)	(120.6)	(148.2)	(144.4)
Principal repayments (drawdowns) on loans to equity investments	1.2	3.6	8.2	(0.5)	1.2
Disposal of sit-up, net	—	—	—	(17.5)	—
Other	1.0	1.3	(0.4)	(0.7)	1.5
Net cash used in investing activities	(179.3)	(150.9)	(112.8)	(166.9)	(141.7)

Financing activities
New borrowings, net of financing fees	1,447.8	681.4	356.0	572.8	—
Proceeds from employee stock option exercises	5.6	1.8	0.8	0.2	—
Principal payments on long term debt, including redemption premiums, and capital leases	(1,464.9)	(702.3)	(409.2)	(613.5)	(12.4)
Dividends paid	(8.8)	(8.2)	(8.1)	(8.0)	(9.0)
Realized gain on derivatives	—	—	—	88.3	—
Other	—	—	—	(0.3)	—
Net cash (used in) provided by financing activities	(20.3)	(27.3)	(60.5)	39.5	(21.4)

Cash flow from discontinued operations
Net cash used in operating activities	—	—	—	—	(7.9)
Net cash used in discontinued operations	—	—	—	—	(7.9)

Effect of exchange rate changes on cash and cash equivalents	2.6	(0.4)	0.5	(1.7)	(0.2)
(Decrease) increase in cash and cash equivalents	(9.8)	78.9	105.6	106.4	(42.0)
Cash and cash equivalents at beginning of period	430.5	351.6	246.0	139.6	181.6
Cash and cash equivalents at end of period	£420.7	£430.5	£351.6	£246.0	£139.6

Supplemental disclosure of cash flow information
Cash paid during the period for interest exclusive of amounts capitalized	£109.0	£151.0	£24.9	£96.7	£131.6

B1)                QUARTERLY SEGMENT REVENUE AND CONTRIBUTION, TOTAL OCF AND OPERATING INCOME

(in £ millions) (unaudited)

	Three months ended
	Mar 31, 2010	Dec 31, 2009	Sep 30, 2009	Jun 30, 2009	Mar 31, 2009

Revenue
Consumer segment
Cable	640.0	640.1	627.6	616.8	604.0
Mobile	131.9	139.0	134.1	127.5	135.3
Non-cable	17.6	17.0	14.4	13.3	14.0
Total	789.5	796.1	776.1	757.6	753.3
Business segment
Business	139.9	145.2	143.3	142.5	149.8
Content segment
Virgin Media TV	40.9	45.3	41.0	42.3	39.2
Inter segment revenue	(7.1)	(7.1)	(7.0)	(6.6)	(6.6)
	33.8	38.2	34.0	35.7	32.6

Total revenue	963.2	979.5	953.4	935.8	935.7

Segment contribution
Consumer segment	480.5	483.3	466.4	454.0	438.2
Business segment	76.1	87.1	86.3	83.7	82.6
Content segment	6.6	(1.1)	(0.4)	6.4	6.9
Total segment contribution	563.2	569.3	552.3	544.1	527.7
Other operating and corporate costs	206.8	203.1	203.9	210.3	215.4
OCF (Total) (1)	356.4	366.2	348.4	333.8	312.3
Depreciation	242.9	228.3	235.6	233.9	232.7
Amortization	37.1	59.8	61.0	61.1	61.2
Goodwill and intangible asset impairments	—	4.7	—	—	—
Restructuring and other charges	0.4	9.8	1.6	23.6	5.4
Consolidated operating income	76.0	63.6	50.2	15.2	13.0

Note

(1)                      OCF (Total) is a non-GAAP financial measure.  See Appendix F for a discussion of the use of OCF (Total) as a non-GAAP financial measure and the reconciliation of OCF (Total) to GAAP operating income before depreciation, amortization, goodwill and intangible asset impairments and restructuring and other charges.

B2)     QUARTERLY COSTS AND EXPENSES

(in £ millions) (unaudited)

	Three months ended
	Mar 31, 2010	Dec 31, 2009	Sep 30, 2009	Jun 30, 2009	Mar 31, 2009

Costs and expenses
Operating costs
Consumer cost of sales	226.2	240.2	231.5	230.2	239.4
Business cost of sales	44.9	42.0	40.6	46.4	51.0
Content cost of sales	24.6	37.2	32.4	26.7	23.2
Network and other operating costs (1)	103.4	94.2	99.3	101.3	100.1
Total operating costs	399.1	413.6	403.8	404.6	413.7

Selling, general and administrative expenses
Employee and outsourcing costs (2)	117.8	120.5	113.3	108.6	115.3
Marketing costs (3)	41.0	32.8	36.1	32.6	31.3
Facilities (4)	17.7	19.7	17.5	18.0	20.5
Other (5)	31.2	26.7	34.3	38.2	42.6
Total selling, general and administrative expenses	207.7	199.7	201.2	197.4	209.7

Notes

(1)                      Network and other operating costs includes costs associated with the provision of the network and operating platforms including associated employee, outsourcing and facilities costs and certain other operating expenses.

(2)                      Employee and outsourcing costs includes remuneration and benefits, temporary and contract staff, training and stock-based compensation costs together with costs of all major outsourced business activities.

(3)                      Marketing costs includes advertising, brand costs, agency fees, support and research, public relations and internal communications costs.

(4)                      Facilities costs includes building costs, service costs, repairs and maintenance and utilities costs.

(5)                      Other costs includes billing, collections and bad debt, IT, legal and professional, license, insurance, and other indirect costs.

C1)                 CONSUMER OPERATIONS STATISTICS

(data in 000’s)

	Q1-10	Q4-09 (2)	Q3-09 (2)	Q2-09 (2)	Q1-09 (2)
Consumer products (1)
Opening products (2)	13,033.5	12,804.6	12,604.7	12,509.0	12,360.6
Net product adds	232.3	228.9	199.9	95.7	148.4
Closing Consumer products (1) & (2)	13,265.8	13,033.5	12,804.6	12,604.7	12,509.0

Consumer products (1)
Telephone
Cable	4,178.0	4,146.6	4,120.0	4,104.0	4,108.3
Non-cable	147.6	139.8	124.9	112.5	109.0
	4,325.6	4,286.4	4,244.9	4,216.5	4,217.3

Television (2)	3,729.6	3,693.9	3,659.7	3,622.7	3,602.3
Digital TV	3,702.8	3,656.2	3,599.3	3,543.3	3,510.4
Analogue TV (2)	26.8	37.7	60.4	79.4	91.9

Broadband
Cable	3,910.1	3,837.8	3,774.2	3,735.2	3,730.1
Non-cable	269.6	265.7	253.2	245.7	247.0
	4,179.7	4,103.5	4,027.4	3,980.9	3,977.1
Mobile (1)
Contract	1,030.9	949.7	872.6	784.6	712.3

Total Consumer products (1) & (2)	13,265.8	13,033.5	12,804.6	12,604.7	12,509.0

Net Consumer product adds (1)
Telephone
Cable	31.4	26.6	16.0	(4.3)	9.1
Non-cable	7.8	14.9	12.4	3.5	3.5
	39.2	41.5	28.4	(0.8)	12.6

Television	35.7	34.2	37.0	20.4	30.6
Digital TV	46.6	56.9	56.0	32.9	41.4
Analogue TV	(10.9)	(22.7)	(19.0)	(12.5)	(10.8)

Broadband
Cable	72.3	63.6	39.0	5.1	47.3
Non-cable	3.9	12.5	7.5	(1.3)	(5.0)
	76.2	76.1	46.5	3.8	42.3
Mobile (1)
Contract	81.2	77.1	88.0	72.3	62.9

Net Consumer product adds in period (1)	232.3	228.9	199.9	95.7	148.4

Notes

(1) The operating statistics relating to Prepay mobile are included within Mobile Operations Statistics, as described elsewhere in this earnings release. Mobile contract includes both mobile broadband and mobile service contracts.

(2) As part of our analogue switch off programme during the quarter we identified 49,300 analogue customers as of December 31, 2009 that we do not expect to convert to digital products and services and do not receive any directly billable services from us. We have removed these customers from our customer and ATV product  numbers for all periods presented. Please see page 3 for further detail.

C2)    CABLE OPERATIONS STATISTICS (excluding Non-cable and Mobile Operations)

(data in 000’s except percentages, Products/Customer and ARPU)

	Q1-10	Q4-09 (1)	Q3-09 (1)	Q2-09 (1)	Q1-09 (1)
Customers
Opening Customers (1)	4,723.5	4,694.9	4,686.8	4,713.0	4,705.9
Gross customer adds	193.1	198.6	213.8	159.5	167.2
Total customer disconnections	(154.8)	(170.0)	(205.7)	(185.7)	(160.1)
Net customer adds	38.3	28.6	8.1	(26.2)	7.1
Closing Customers (1)	4,761.8	4,723.5	4,694.9	4,686.8	4,713.0

Monthly Cable customer churn % (1)	1.1%	1.2%	1.5%	1.3%	1.1%

Products
Opening products (1)	11,678.3	11,553.9	11,461.9	11,440.7	11,353.7
Net product adds	139.4	124.4	92.0	21.2	87.0
Closing products (1)	11,817.7	11,678.3	11,553.9	11,461.9	11,440.7

Net product adds
Telephone	31.4	26.6	16.0	(4.3)	9.1
Television	35.7	34.2	37.0	20.4	30.6
DTV	46.6	56.9	56.0	32.9	41.4
ATV	(10.9)	(22.7)	(19.0)	(12.5)	(10.8)
Broadband	72.3	63.6	39.0	5.1	47.3
Total Net product adds	139.4	124.4	92.0	21.2	87.0

Products
Telephone	4,178.0	4,146.6	4,120.0	4,104.0	4,108.3
Television (1)	3,729.6	3,693.9	3,659.7	3,622.7	3,602.3
DTV	3,702.8	3,656.2	3,599.3	3,543.3	3,510.4
ATV (1)	26.8	37.7	60.4	79.4	91.9
Broadband	3,910.1	3,837.8	3,774.2	3,735.2	3,730.1
Total products (1)	11,817.7	11,678.3	11,553.9	11,461.9	11,440.7

Products / Customer (1)	2.48	2.47	2.46	2.45	2.43

Bundled Customers
Dual products	1,158.9	1,182.5	1,215.8	1,252.4	1,295.5
Triple products	2,948.6	2,886.2	2,821.6	2,761.3	2,716.1
Percentage of dual or triple products (1)	86.3%	86.1%	86.0%	85.6%	85.1%
Percentage of triple products (1)	61.9%	61.1%	60.1%	58.9%	57.6%

Cable ARPU (1) & (2)	£45.01	£45.28	£44.71	£43.72	£42.74
ARPU calculation:
Cable revenue (millions)	£640.0	£640.1	£627.6	£616.8	£604.0
Average customers (1)	4,739.5	4,712.6	4,679.0	4,702.3	4,711.6

Notes

(1) As part of our analogue switch off programme during the quarter we identified 49,300 analogue customers as of December 31, 2009 that we do not expect to convert to digital products and services and do not receive any directly billable services from us. We have removed these customers from our customer and ATV product numbers for all periods presented. Please see page 3 for further detail.

(2) Cable monthly ARPU is calculated on a quarterly basis by dividing total revenue generated from the provision of telephone, television and internet services to customers who are directly connected to our network in that period together with revenue generated from our customers using our virginmedia.com website, exclusive of VAT, by the average number of customers directly connected to our network in that period divided by three.

C3)    NON-CABLE OPERATIONS STATISTICS

(data in 000’s)

	Q1-10	Q4-09	Q3-09	Q2-09	Q1-09
Customers
Opening Customers	267.2	255.2	245.5	247.1	251.9
Net customer adds	3.4	12.0	9.7	(1.6)	(4.8)
Closing Customers	270.6	267.2	255.2	245.5	247.1

Products
Opening products
Telephone	139.8	124.9	112.5	109.0	105.5
Broadband	265.7	253.2	245.7	247.0	252.0
	405.5	378.1	358.2	356.0	357.5

Net product adds
Telephone	7.8	14.9	12.4	3.5	3.5
Broadband	3.9	12.5	7.5	(1.3)	(5.0)
	11.7	27.4	19.9	2.2	(1.5)

Closing products
Telephone	147.6	139.8	124.9	112.5	109.0
Broadband	269.6	265.7	253.2	245.7	247.0
	417.2	405.5	378.1	358.2	356.0

C4)    MOBILE OPERATIONS STATISTICS

(data in 000’s except Mobile ARPU)

	Q1-10	Q4-09	Q3-09	Q2-09	Q1-09
Contract Customers (1)
Opening Contract Customers	949.7	872.6	784.6	712.3	649.4
Net contract customer adds	81.2	77.1	88.0	72.3	62.9
Closing Contract Customers (1)	1,030.9	949.7	872.6	784.6	712.3

Prepay Customers (2)
Opening Prepay Customers	2,225.0	2,323.3	2,449.5	2,556.0	2,694.0
Net prepay customer adds	(196.1)	(98.3)	(126.2)	(106.5)	(138.0)
Closing Prepay Customers	2,028.9	2,225.0	2,323.3	2,449.5	2,556.0

Total Closing Customers (2)	3,059.8	3,174.7	3,195.9	3,234.1	3,268.3

Mobile ARPU (3)	£13.70	£14.00	£13.41	£12.43	£13.14
ARPU calculation:
Service revenue (millions)	£127.7	£132.9	£129.3	£121.2	£129.4
Average customers	3,106.3	3,164.4	3,213.6	3,251.4	3,283.0

Notes

(1) Contract Customers include customers who have taken either a mobile service or a mobile broadband contract.

(2) Mobile customer information is for active customers. Prepay customers are defined as active customers if they have made an outbound call or text in the preceding 30 days. Contract customers are defined as active customers if they have entered into a contract with Virgin Mobile for a minimum 30-day period and have not been disconnected.

(3) Mobile ARPU is calculated on a quarterly basis by dividing service revenue (contract and prepay) for the period by the average number of active customers (contract and prepay) for the period, divided by three.

D)                        FREE CASH FLOW CALCULATION

(in £ millions) (unaudited)

	Three months ended
	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
	2010	2009	2009	2009	2009

Operating income before depreciation, amortization, goodwill and intangible asset impairments and restructuring and other charges (OCF)	356.4	366.2	348.4	333.8	312.3
Purchase of fixed and intangible assets	(181.5)	(155.8)	(120.6)	(148.2)	(144.4)
Interest expense (net)	(122.2)	(124.3)	(118.6)	(100.3)	(105.7)
Free Cash Flow (FCF)	52.7	86.1	109.2	85.3	62.2

FCF is defined as OCF reduced by purchase of fixed and intangible assets, as reported in our statements of cash flows, and net interest expense, as reported in our statements of operations. See Appendix F for a discussion of the use of FCF as a non-GAAP financial measure and reconciliation of FCF to GAAP net cash provided by operating activities.

E)                          FIXED ASSET ADDITIONS (ACCRUAL BASIS)

(in £ millions) (unaudited)

	Three months ended
	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
	2010	2009	2009	2009	2009
		(revised)	(revised)	(revised)	(revised)
NCTA Fixed Asset Additions
CPE	61.9	65.4	53.6	39.4	65.9
Scaleable infrastructure	44.1	57.4	38.0	50.9	43.5
Commercial	22.0	19.9	19.2	14.2	16.2
Line extensions	5.0	5.6	2.5	1.0	0.7
Upgrade/rebuild	8.0	10.0	14.2	11.5	4.9
Support capital	31.2	42.1	23.1	25.1	23.8
Total NCTA Fixed Asset Additions	172.2	200.4	150.6	142.1	155.0
Non NCTA Fixed Asset Additions	0.5	1.3	0.3	0.8	2.0
Total Fixed Asset Additions (Accrual Basis)	172.7	201.7	150.9	142.9	157.0

Fixed assets acquired under capital leases	(7.4)	(8.7)	(13.5)	(11.9)	(0.3)
Changes in liabilities related to:
Fixed Asset Additions (Accrual Basis)	16.2	(37.2)	(16.8)	17.2	(12.3)
Total Purchase of Fixed and Intangible Assets	181.5	155.8	120.6	148.2	144.4

Comprising:
Purchase of Fixed Assets	181.5	155.9	120.6	148.1	144.3
Purchase of Intangible Assets	—	(0.1)	—	0.1	0.1
	181.5	155.8	120.6	148.2	144.4

Notes

Virgin Media is not a member of NCTA and is providing this information solely for comparative purposes.

Certain comparative NCTA Fixed Asset Additions have been adjusted to conform with the current quarter’s presentation.

NCTA Fixed Asset Additions have been revised to include the net impact of cable inventory additions previously reflected as Non NCTA Fixed Asset Additions in the appropriate NCTA category.

Fixed Asset Additions (Accrual Basis) are from continuing operations. See Appendix F for a discussion of the use of Fixed Asset Additions (Accrual Basis) as a non-GAAP financial measure and the reconciliation of Fixed Asset Additions (Accrual Basis) to GAAP purchase of fixed and intangible assets.

F)  USE OF NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS TO GAAP

The presentation of this supplemental information is not meant to be considered in isolation or as a substitute for other measures of financial performance reported in accordance with GAAP. These non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting our business. We encourage investors to review our financial statements and publicly-filed reports in their entirety and to not rely on any single financial measure.

(i)            Operating income before depreciation, amortization, goodwill and intangible asset impairments and restructuring and other charges (OCF)

Operating income before depreciation, amortization, goodwill and intangible asset impairments and restructuring and other charges, which we refer to as OCF or OCF (Total), is not a financial measure recognized under GAAP.

Our management, including our chief executive officer, consider OCF as an important indicator of our operational strength and performance. OCF excludes the impact of costs and expenses that do not directly affect our cash flows. Other charges, including restructuring charges, are also excluded from OCF as management believes they are not characteristic of our underlying business operations. OCF is most directly comparable to the GAAP financial measure operating income. Some of the significant limitations associated with the use of OCF as compared to operating income are that OCF does not consider the amount of required reinvestment in depreciable fixed assets and ignores the impact on our results of operations of items that management believes are not characteristic of our underlying business operations.

We believe OCF is helpful for understanding our performance and assessing our prospects for the future, and that it provides useful supplemental information to investors. In particular, this non-GAAP financial measure reflects an additional way of viewing aspects of our operations that, when viewed with our GAAP results and the reconciliation to operating income shown below, provides a more complete understanding of factors and trends affecting our business. Because non-GAAP financial measures are not standardized, it may not be possible to compare our OCF with other companies’ non-GAAP financial measures that have the same or similar names.

Reconciliation of operating income before depreciation, amortization, goodwill and intangible asset impairments and restructuring and other charges (OCF) to GAAP operating income

(in £ millions) (unaudited)

	Three months ended
	Mar 31,	Dec 30,	Sep 30,	Jun 30,	Mar 31,
	2010	2009	2009	2009	2009

Operating income before depreciation, amortization, goodwill and intangible asset impairments and restructuring and other charges (OCF)	356.4	366.2	348.4	333.8	312.3

Reconciling items
Depreciation and amortization	(280.0)	(288.1)	(296.6)	(295.0)	(293.9)
Goodwill and intangible asset impairments	—	(4.7)	—	—	—
Restructuring and other charges	(0.4)	(9.8)	(1.6)	(23.6)	(5.4)
Operating income	76.0	63.6	50.2	15.2	13.0

(ii)                    Free Cash Flow (FCF)

We define Free Cash Flow (FCF) as operating income before depreciation, amortization, goodwill and intangible asset impairments and restructuring and other charges (OCF) reduced by purchase of fixed and intangible assets, as reported in our statements of cash flows, and net interest expense, as reported in our statements of operations. Our definition of FCF excludes the impact of working capital fluctuations and restructuring costs in accordance with the Exit or Disposal Cost Obligations Topic of the FASB ASC. FCF is a non-GAAP financial measure. We believe the most directly comparable financial measure recognized under GAAP is net cash provided by operating activities.

Our management, including our chief executive officer, consider FCF as a helpful measure in assessing our liquidity and prospects for the future. We also believe FCF is useful to investors as a basis for comparing our performance and coverage ratios with other companies in our industry. In particular, this non-GAAP financial measure reflects an additional way of viewing aspects of our operations that, when viewed with our GAAP results and the reconciliation to net cash provided by operating activities shown below, provides a more complete understanding of factors and trends affecting our business. FCF should not be understood to represent our ability to fund discretionary amounts, as we have various contractual obligations which are not deducted to arrive at FCF. Because non-GAAP financial measures are not standardized, it may not be possible to compare our FCF with other companies’ non-GAAP financial measures that have the same or similar names.

The presentation of this supplemental information is not meant to be considered in isolation or as a substitute for net cash provided by operating activities, or other measures of financial performance or liquidity reported in accordance with GAAP.

Reconciliation of Free Cash Flow (FCF) to GAAP net cash provided by operating activities

(in £ millions) (unaudited)

	Three months ended
	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
	2010	2009	2009	2009	2009

Free Cash Flow (FCF)	52.7	86.1	109.2	85.3	62.2

Reconciling items (see Note below):
Purchase of fixed and intangible assets	181.5	155.8	120.6	148.2	144.4
Changes in operating assets and liabilities	(59.7)	42.7	(50.0)	38.7	(64.5)
Non-cash compensation	7.3	7.4	6.1	1.2	4.7
Non-cash interest	10.9	(17.8)	87.6	(0.8)	(17.7)
Share of net income of affiliates	3.5	—	1.1	0.6	—
Realized foreign exchange (losses)/gains	(35.7)	(20.6)	0.9	(19.3)	4.5
Realized gains/(losses) on derivatives	25.5	9.0	2.5	5.3	2.0
Restructuring and other charges	(0.4)	(9.8)	(1.6)	(23.6)	(5.4)
Income taxes	1.3	2.5	1.7	0.8	0.3
Other	0.3	2.2	0.3	(0.9)	(1.3)
Net cash provided by operating activities	187.2	257.5	278.4	235.5	129.2

Note

The line descriptions above are derived from our previously reported results. Non-cash interest includes non-cash interest and amortization of original issue discount and deferred financing costs from our statements of cash flows. Share of net income of affiliates includes income from equity accounted investments, net of dividends received from our statements of cash flows and share of income from equity investments from our statements of operations. Realized foreign exchange (losses)/gains includes unrealized foreign currency losses (gains) from our statements of cash flows and foreign currency (losses) gains from our statements of operations. Realized gains/(losses) on derivatives includes unrealized (gains) losses on derivative instruments from our statements of cash flows and gains (losses) on derivative instruments from our statements of operations. Income taxes includes income taxes from our statements of cash flows and income tax benefit (expense) from our statements of operations.

(iii)                                        Fixed Asset Additions (Accrual Basis)

Our primary measure of expenditures for fixed assets is Fixed Asset Additions (Accrual Basis). Fixed Asset Additions (Accrual Basis) is defined as the purchase of fixed and intangible assets as measured on an accrual basis, excluding asset retirement obligation related assets.

Our business is underpinned by significant investment in network infrastructure and information technology. Our management therefore considers Fixed Asset Additions (Accrual Basis) an important component in evaluating our liquidity and financial condition since purchases of fixed assets are a necessary component of ongoing operations. Fixed Asset Additions (Accrual Basis) is most directly comparable to the GAAP financial measure purchase of fixed and intangible assets, as reported in our statements of cash flows. The significant limitations associated with the use of Fixed Asset Additions (Accrual Basis) as compared to purchase of fixed and intangible assets is that Fixed Asset Additions (Accrual Basis) excludes timing differences from payments of liabilities, including finance leases, related to purchase of fixed assets and purchase of intangible assets. We exclude these amounts from Fixed Asset Additions (Accrual Basis) because timing differences from payments of liabilities, including the use of finance leases, are more related to the cash management treasury function than to our management of fixed asset purchases for long term operational performance and liquidity. We compensate for the limitation by separately measuring and forecasting working capital.

(in £ millions) (unaudited)

	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
	2010	2009	2009	2009	2009

Fixed Asset Additions (Accrual Basis)	172.7	201.7	150.9	142.9	157.0

Fixed assets acquired under capital leases	(7.4)	(8.7)	(13.5)	(11.9)	(0.3)
Changes in liabilities related to fixed asset additions	16.2	(37.2)	(16.8)	17.2	(12.3)
Total Purchase of Fixed and Intangible Assets	181.5	155.8	120.6	148.2	144.4
Comprising:
Purchase of fixed assets	181.5	155.9	120.6	148.1	144.3
Purchase of intangible assets	—	(0.1)	—	0.1	0.1
	181.5	155.8	120.6	148.2	144.4